EXHIBIT 25


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ___________________________

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

       Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                         ________________________

                              CITIBANK, N.A.
            (Exact name of trustee as specified in its charter)

                                                13-5266470
                                            (I.R.S. employer
                                           identification no.)

399 Park Avenue, New York, New York                10043
(Address of principal executive office)         (Zip Code)
                          _______________________

                         STEWART ENTERPRISES, INC.
            (Exact name of obligor as specified in its charter)

Louisiana                                        72-0693290
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)              identification no.)

110 Veterans Memorial Boulevard
Metairie, Louisiana                                70005
(Address of principal executive offices)        (Zip Code)

                         _________________________

                              Debt Securities
                    (Title of the indenture securities)



Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                    ADDRESS
          -----                                   --------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1998 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                            __________________


                                 SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of December, 1998.



                              CITIBANK, N.A.

                              By:  /S/CINDY TSANG
                                 -------------------------
                                      Cindy Tsang
                                Assistant Vice President

                                                         EXHIBIT 7
                                                         to Form T-1

                            Charter No. 1461
                      Comptroller of the Currency
                         Northeastern District
                          REPORT OF CONDITION
                             CONSOLIDATING
                          DOMESTIC AND FOREIGN
                            SUBSIDIARIES OF
                             CITIBANK, N.A.
     of New York in the State of New York, at the close of business on September 30, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
     Charter Number 1461 Comptroller of the Currency Northeastern District.

                                 ASSETS
                                                           Thousands
                                                           of dollars
Cash and balances due from de-
  pository institutions:
        Noninterest-bearing balances
         and currency and coin ....................  $     8,336,000
Interest-bearing balances..........................       14,937,000
Held-to-maturity securities........................                0
Available-for-sale securities......................       33,505,000
        Federal funds sold and
         securities purchased under
         agreements to resell .....................       11,948,000
Loans and lease financing receivables:
        Loans and Leases, net of un-
         earned income................. $174,282,000
        LESS: Allowance for loan
         and lease losses..............    4,631,000
Loans and leases, net of un-
  earned income, allowance, and reserve.............     169,651,000
Trading assets......................................      36,759,000
Premises and fixed assets (includ-
  ing capitalized leases)..........................        3,757,000
Other real estate owned ...........................          510,000
Investments in unconsolidated
  subsidiaries and associated com-
  panies...........................................        1,252,000
Customers liability to this bank
  on acceptances outstanding.......................        1,611,000
Intangible assets..................................        2,965,000
Other assets.......................................       10,891,000
                                                         -----------
TOTAL ASSETS.......................................    $ 296,122,000
                                                         ===========

                              LIABILITIES
Deposits:
        In domestic offices........................    $  38,517,000
        Noninterest-bearing.............$12,875,000
        Interest-bearing................ 25,642,000
In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ................      162,357,000
        Noninterest-bearing.............$10,724,000
        Interest-bearing ...............151,633,000
Federal funds purchased and
  securities sold under agree-
  ments to repurchase................................      8,114,000
Trading liabilities..................................     31,664,000
Other borrowed money (includes
  mortgage indebtedness and
  obligations under capitalized
  leases):
        With a remaining maturity of one
          year or less...............................     10,429,000
        With a remaining maturity of more
          than one year through three years .........      1,405,000
        With a remaining maturity of more
          than three years ..........................      2,160,000
Bank's liability on acceptances ex-
  ecuted and outstanding ............................      1,684,000
Subordinated notes and debentures....................      6,000,000
Other liabilities....................................     15,590,000
                                                         -----------
TOTAL LIABILITIES ...................................  $ 277,920,000
                                                         ===========


                             EQUITY CAPITAL
Perpetual preferred stock
  and related surplus................................              0
Common stock.........................................   $    751,000
Surplus..............................................      7,771,000
Undivided profits and capital re-
  serves.............................................     10,629,000
Net unrealized holding gains (losses)
  on available-for-sale securities...................       (245,000)
Cumulative foreign currency
  translation adjustments............................       (704,000)
                                                          -----------
TOTAL EQUITY CAPITAL.................................   $  18,202,000
                                                          -----------
TOTAL LIABILITIES, LIMITED-
  LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL.....................................   $ 296,122,000
                                                          ===========

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                 ROGER W. TRUPIN
                                 CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                 PAUL J. COLLINS
                                 JOHN S. REED
                                 WILLIAM R. RHODES
                                 DIRECTORS